Exhibit 99.1

Attis Notified by Nasdaq of Delinquent First Quarter 10-Q Filing

Attis to Vigorously Appeal Determination at June 6th Nasdaq Panel Hearing

MILTON, GA (GlobeNewswire) – May 23, 2019:  Attis Industries Inc. (NASDAQ: ATIS) (the “Company” or “Attis”), a diversified innovation and technology holding company, today announced that The Nasdaq Capital Market (“Nasdaq”) informed the Company by letter that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (the “Form 10-Q”) with the Securities and Exchange Commission..

The Company was unable to complete and file the Form 10-Q in a timely manner because other periodic filings that are past due are still in the process of being reviewed by the Company’s independent registered public accounting firm. The Company is working diligently to provide all necessary information required by the independent accounting firm to complete its review and the Company will file the Form 10-Q as soon as practicable.

The Company intends to appeal this determination and will, pursuant to Listing Rule 5810(d), present its views and provide updates with respect to this delinquency at its forthcoming Nasdaq panel hearing scheduled for June 6, 2019.

Attis Industries, Inc.

Attis Industries Inc. (NASDAQ: ATIS) is a diversified innovation and technology holding company focused on developing and building businesses in the healthcare, sustainable materials and renewable fuel markets. We strive to encourage our employees to be entrepreneurs focused on innovation and technology. We will remain dynamic, persistent and motivated to our mission of winning. The growth of our company will rely on our integrity and our vision for the future. Today, each of Attis’ business sectors provide high growth opportunities that collectively account for more than a third of our nations GDP. For more information, visit: www.attisind.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies; the ability of the Company to continue to meet the listing requirements of NASDAQ; the ability of the Company to execute on a business plan that permits the technologies and innovations businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining the Company’s go-forward business, and the risks identified and discussed under the caption “Risk Factors” in the Attis Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2018 and the other documents Attis files with the SEC from time to time. There will be events in the future, however, that Attis is not able to predict accurately or control. Attis’s actual results may differ materially from the expectations that Attis describes in its forward-looking statements. Factors or events that could cause Attis’s actual results to materially differ may emerge from time to time, and it is not possible for Attis to accurately predict all of them. Any forward-looking statement made by Attis in this press release speaks only as of the date on which Attis makes it. Attis undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ir@attisind.com

Kevin M. McGrath

TraDigital IR

(212) 389-9782 x104

kevin@tradigitalir.com